Exhibit 10.17

Arrival S.à r.l.

RULES OF THE

ARRIVAL RESTRICTED SHARE PLAN 2020

Linklaters LLP

One Silk Street

London EC2Y 8HQ

Ref: L-302368

Table of Contents

Contents		Page

1	Definitions	1

2	Awards	3

3	Vesting	6

4	Release of Shares	6

5	Process for release of Shares	8

6	Leaving the Group	8

7	Forfeiture event	9

8	Lapse and forfeiture of Awards	10

9	Changing and terminating the Plan	10

10	General	10

11	Governing law and jurisdiction	13

Schedule 1 – Non-Employees		14

Schedule 2 – Wider Group Employee		15

i

1	Definitions

In these rules:

“Asset Sale” means the sale (whether through a single transaction or a series of related transactions) of all or substantially all of the Group’s business, assets and undertakings;

“Award” means an award of Shares held in the name of or for the benefit of a Participant in accordance with the terms of a Restricted Share Agreement and the rules of this Plan;

“Award Date” means the date on which an Award is made, as specified in the Restricted Share Agreement under rule 2.3.3(i) (Restricted Share Agreement);

“Company” means Arrival S.à r.l., a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg, with registered office at 1, rue Peternelchen, L-2370 Howald, Grand Duchy Of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 200789;

“Control”, in relation to any person, means the power to direct the management or policies of such person, whether through the ownership of over 50% of the voting power of such person, through the power to appoint more than half of the board of managers or similar governing body of such person (whether through contractual arrangements or otherwise) and “Controlled” shall be construed accordingly;

“Board” means the board of managers of the Company or any person, group or committee to whom the board has delegated any power or function under these rules;

“Employee” means any employee of a Member of the Group (including a director or manager who is such an employee);

“Exit” means:

(i)	an Asset Sale; or

(ii)	a Share Sale,

but excluding a SPAC Transaction and, unless the Board determines otherwise, excluding any other event which the Board determines constitutes a Reorganisation (and for the avoidance of doubt the IPO of the Company shall not constitute an Exit);

“IPO” means the admission of all or any of the shares or securities representing those shares of the Company (including any holding company of the Company from time to time) (including without limitation depositary interests, and/or other instruments) to trading on any recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000) or any other recognised overseas investment exchange;

“IPO Lock-up Period” means a period of six months from the date of an IPO or completion of a SPAC Transaction, or such other period as is determined by the Board at such time;

“Market Value” means the fair value of a Share, which will be calculated by the Board in a manner consistent with the valuation of a Share for income tax purposes in the relevant jurisdiction or otherwise in such manner as it considers reasonable;

“Member of the Group” means:

(i)	the Company;

(ii)	its Subsidiaries from time to time; or

(iii)	any other company which is associated with the Company and is so designated by the Board for some or all purposes under these rules,

and “Group” means all of them;

“Participant” means a person holding an Award or their personal representatives;

“Performance Milestone” means any target relating to performance set by the Board for the Vesting of an Award, or part of an Award, under rule 2.3.3(iv) (Restricted Share Agreement);

“Plan” means these rules known as “The Arrival Restricted Share Plan 2020” as changed from time to time;

“Purchase Price” means the amount payable for the Shares subject to an Award, as specified in the Restricted Share Agreement under rule 2.3.3(iii) (Restricted Share Agreement);

“Reorganisation” means a transaction or series of transactions which results in the Company being Controlled by, or merging with, a company the holders of shares in which immediately before the transaction constitute the majority of the holders of shares in the Company immediately after the transaction, or any other transaction or series of transactions of similar effect, and which in either case the Board has designated as a Reorganisation;

“Restricted Share Agreement” means the agreement referred to in rule 2.3 (Restricted Share Agreement);

“Share” means an ordinary share in the capital of the Company;

“Share Sale” means the sale (whether through a single transaction or a series of related transactions) of all or substantially all of the registered share capital of the Company;

“Shareholders’ Agreement” means any agreement between the shareholders of the Company from time to time;

“SPAC Transaction” means a transaction or series of transactions which the Board designates as a SPAC Transaction, being a transaction or series of transactions which constitute the acquisition of the Company by, or merger of the Company with, a special purpose acquisition company or a new holding company that will be combining with the Company and a special purpose acquisition company and which results in the Company, or the Company which acquires or merges with the Company, being listed on an internationally recognised stock exchange or such other transaction as the Board determines to be of similar effect;

“Subsidiary” means any company Controlled, directly or indirectly, by the Company;

“Vest” means the Award ceasing, in the normal course and subject to these rules, to be at risk of forfeiture on the Participant leaving the Group and “Vested” and “Vesting” are interpreted accordingly; and

“Vesting Date” means any Vesting Date(s) set by the Board for the Vesting of an Award, or part of an Award, under rule 2.3.3 (Restricted Share Agreement).

1.1	Interpretation

In this Plan, unless otherwise specified:

1.1.1	the headings are for reference purposes only and are not to be used in construing the meaning of the Plan;

1.1.2

a reference to legislation, an agreement or other document is to the legislation, agreement or document as amended or substituted and, in the case of legislation, to any legislation re-enacted or a regulation or statutory instrument issued under it;

1.1.3	words in the singular include the plural and vice versa;

1.1.4	to the extent permitted by law, a reference to writing includes any visible means of reproducing words in a tangible form, including electronic communication;

1.1.5	reference to a “person” includes a body corporate;

1.1.6	the term “including” (or similar) shall mean “including, strictly without any limitation whatsoever and strictly without prejudice to the generality of the foregoing”; and

1.1.7

a reference in any rule to that rule being subject to these rules, subject to another rule or subject to any rule of interpretation shall not be read as meaning that any other rule that does not include such reference is not so subject.

2	Awards

2.1	Eligibility

The Board may invite any Employee selected in its discretion to participate in the Plan and be made an Award.

Unless the Board considers that special circumstances exist, an Employee may not be made an Award if, on the Award Date, the Employee has given or received notice of termination of employment with any Member of the Group, whether or not such termination is or would be lawful.

2.2	Making Awards

The Board may make an Award to an Employee invited to participate in the Plan under rule 2.1 (Eligibility), provided that the Employee enters into a Restricted Share Agreement in accordance with rule 2.3 (Restricted Share Agreement) and pays the Purchase Price to or to the order of the Company (or enters into arrangements acceptable to the Company for this to be paid).

The Board may require an Employee to enter into other documents, as a condition of making an Award, under rule 2.4 (Other documents).

2.3	Restricted Share Agreement

2.3.1	Awards are subject to the rules of the Plan and the terms of a Restricted Share Agreement which the Participant must enter into with the Company in order to be made an Award.

2.3.2

The Restricted Share Agreement will provide that, to the extent the Award lapses and is forfeited under the Plan, the Shares are forfeited and the Participant will: (i) be required to transfer his interest in the Shares to be forfeited to any person (which may include the Company) specified by the Company for consideration in any amount per Share equal to the lower of the Market Value of a Share at such time and the Purchase Price paid by the participant in respect of such Share; and (ii) pending such transfer being completed, the Participant will waive any rights to exercise any voting rights or receive any dividends in respect of the Shares to be forfeited and shall account to any person (which may include the Company) specified by the Company for any distribution, sale proceeds or other amount received in respect of or connection with such Shares.

2.3.3	The Restricted Share Agreement will set out other terms of the Award, as determined by the Board, including:

(i)	the Award Date;

(ii)	the number of Shares subject to the Award

(iii)	the Purchase Price per Share;

(iv)

the criteria that determine the timing of Vesting, including any Vesting Date(s) and any Performance Milestones and, if relevant, the maximum number of Shares in respect of which the Award will Vest on each Vesting Date and/or on the achievement of each Performance Milestone (as applicable) or how that will be determined; and

(v)	any variations to shareholder rights under rule 2.7 (Rights).

2.4	Other documents

The Board may require, as a condition of making an Award or releasing the Shares subject to an Award, that the Participant enters into:

2.4.1	a power of attorney, blank stock transfer form, nominee agreement or other such documentation that may be requested by the Board;

2.4.2

any agreement or election in relation to the payment of tax or social security in accordance with rule 10.1 (Tax), including without limitation any election under Part 7 of the Income Tax (Earnings and Pensions) Act 2003 or similar applicable legislation;

2.4.3	the Shareholders’ Agreement or other document regarding the rights and obligations relating to Shares, as determined by the Board; and/or

2.4.4	any other agreements or documents relating to the issue or transfer of Shares to the Participant.

If the Participant does not enter into an agreement, election or other document required under this rule, within a period specified by the Board, the Award will lapse and be forfeited at the end of that period.

2.5	Making of Award

Upon the making of an Award the Board will procure that the number of Shares in rule 2.3.3(ii) are issued or transferred, including a transfer out of treasury or otherwise, to (as determined by the Board) either the Participant or to a nominee or other person to be held for the benefit of the Participant under the terms of the Plan and the Restricted Share Agreement.

2.6	Plan limit

An Award must not be made if, as a result, the total number of Shares subject to Awards, together with Shares subject to options and awards under any other employee share plan operated by the Company, would be more than 50,000,000 Shares at that time. To the extent an Award, or other award or option, remains outstanding or has Vested (or, in the case of an option, has been exercised), the relevant Shares count towards the limit in this rule. However, to the extent an Award, or other award or option, is forfeited or lapses, the relevant Shares are ignored when calculating the limit in this rule.

2.7	Rights

A Participant shall not be entitled to exercise voting rights (and waives their ability to do so) in respect of the Shares prior to such Shares ceasing to be subject to the transfer restriction in rule 2.8.

Subject thereto, except to the extent specified in the Restricted Share Agreement, and subject to the Award lapsing and Shares becoming due to be forfeit, a Participant is entitled to vote, to receive dividends, to attend shareholder meetings and to have all other rights of a shareholder in respect of the Shares subject to an Award.

2.8	No transfer of Shares

A Participant may not transfer, assign or otherwise dispose of, or grant any rights over or by reference to, any Shares subject to an Award, or any rights in respect thereof (or similar) prior to the later of: (i) the Award Vesting in respect of such Shares; and (ii) the occurrence of either: (a) the expiry of an IPO Lock-up Period in connection with an IPO or SPAC Transaction; or (b) subject to rule 4.2.1 and 4.2.2 (Exit), an Exit.

If a Participant does so or purports to do so, whether voluntarily or involuntarily, then such Shares shall be immediately forfeit.

For the avoidance of doubt, any portion of an Award which Vests prior to the occurrence of any of the events in rule 2.8(ii)(a) or (b) shall not cease to be subject to the transfer restriction under this rule 2.8 prior to the occurrence of any such event.

This rule 2.8 shall not restrict the transmission of the Shares subject to an Award on the death of a Participant to his or her personal representatives in accordance with and subject to the rules, the Restricted Share Agreement and any such other documents.

2.9	Terms of transfer

A Participant may not transfer, assign or otherwise dispose of, or grant any rights over or by reference to, any Shares subject to an Award, or any rights in respect thereof (or similar) at any time (including after the Shares ceasing to be subject to the transfer restriction referred to in rule 2.8): (i) in the event that the Participant financed the payment of the Purchase Price using any loan or other financing provided by the Company or any relevant company, at any time prior to such loan or financing having been repaid in full to the satisfaction of the Company (where a “relevant company” means any undertaking which either is from time to time, or was at the date of providing such loan or financing, a parent undertaking of the Company, a subsidiary undertaking of the Company or of a parent undertaking of the Company, or an associated company of the Company (as determined in accordance with section 256 of the Companies Act 2006)); and (ii) in any case, in any manner which would contravene the terms of the Rules, Restricted Share Agreement and any other documents relating to the Award (including the terms of a nominee arrangement).

If a Participant does so or purports to do so, whether voluntarily or involuntarily, then such Shares shall be immediately forfeit.

2.10	Administrative errors

If the Board determines that any administrative error has been made in the terms on which an Award was granted (including as to the number of Shares over which the Award was granted), or that an Award was granted as a result of an administrative error, the Board may without prior consent of the Participant take any action it determines to be necessary or desirable to correct such error (including lapsing the Award).

3	Vesting

3.1	Timing of normal Vesting

An Award will normally Vest as to the relevant number of Shares on each Vesting Date or on such date as the Board determines that a Performance Milestone has been achieved.

3.2	Acceleration on an Exit

On the occurrence of an Exit an Award, or any part, that has not already Vested will Vest to the extent determined by the Board, which may take into account the extent to which the Board determines that any Performance Milestones have been achieved. An Award will lapse and be forfeited on the occurrence of an Exit to the extent it has not Vested or does not Vest pursuant to this rule 3.2.

3.3	Consequences of Vesting

To the extent an Award has Vested under rule 3.1, it will not normally lapse and be forfeited on leaving the Group under rule 6 (Leaving the Group).

3.4	Performance Milestones

The Board may without prior consent of the Participant waive or adjust any Performance Milestone if anything whatsoever happens which the Board determines makes it necessary or desirable to do so.

4	Release of Shares

4.1	IPO or SPAC Transaction

In connection with an IPO or SPAC Transaction the “IPO Lock-up Period” that shall apply in connection with an Award shall be a period of six months from the date of the IPO or completion of the SPAC Transaction (as applicable), save that the Board may: (i) specify such other (shorter or longer) period ; (ii) determine that no IPO Lock-up Period shall apply (in which case references in these rules to the expiry of the IPO Lock-up Period shall be taken as references to the date of the IPO or completion of the SPAC Transaction (as applicable)); or (iii) determine that different IPO Lock-up Periods shall apply to different portions of the Award.

4.2	Exit

4.2.1

In connection with an Exit the Board may determine that the Shares shall cease to be subject to the transfer restriction under rule 2.8 (No transfer of Shares) at the time which the Board determines to be the latest practicable time prior to completion of the expected Exit to the extent an Award would be Vested or would Vest pursuant to rule 3.2 (Acceleration on an Exit) at the expected date of the Exit.

4.2.2

Where the consideration received in respect of an Exit is subject to any delay, adjustment, reduction, earn-out, withholding, clawback or any other restriction, the Board may decide that the time at which Shares shall cease to be subject to the transfer restriction under rule 2.8 (No transfer of Shares), and/or the terms of such release, will be subject (so far as practicable) to equivalent delay, adjustment, reduction, earn-out, withholding, clawback or other restriction (which for the avoidance of doubt may include terms that the consideration receivable in respect of such Shares shall continue to be subject to restrictions equivalent to those that would have applied to the Shares had the Exit not occurred).

4.3	Exchange of Awards

4.3.1

If there is a Reorganisation or a SPAC Transaction, or other corporate event that does not constitute an Exit, pursuant to which the Shares subject to the Award become reorganised or replaced (or similar) with shares in any new company (the “Acquiring Company”) (whether through acquisition of the Company, merger or otherwise):

(i)	references in these rules to the Shares subject to the Award shall be construed, after the occurrence of such event, as being references to (or as including) such new holding of shares; and

(ii)

unless the Board determines otherwise, the terms of the Award, in accordance with these rules, the Restricted Share Agreement and any other associated documents, shall continue to apply (so that, for the avoidance of doubt, thereafter the Shares (comprising or including the new holding of shares) shall continue to be subject to the restrictions and forfeiture provisions on the same terms as were applicable prior to such event).

4.3.2

If there is a Reorganisation or a SPAC Transaction, or other transaction not constituting an Exit, pursuant to which the Company becomes Controlled by, or merges with, another company (the “Acquiring Company”), and which does not fall within rule 4.3.1, the Board may take such action in respect of the terms of the Award as it determines to be necessary or desirable to procure that the Award shall be capable of continuing to remain outstanding on the terms of these rules, the Restricted Share Agreement and any associated documents.

4.3.3	From the date of an event falling within rule 4.3.1 or 4.3.2, these rules will apply as if references to:

(i)	Shares were references to the securities subject to the Award following such event; and

(ii)	the Company were references to the Acquiring Company whose securities are subject to the new Award or such other company as the Board may determine,

save that the Board may make such amendments to these rules or the terms of the Restricted Share Agreement as it determines to be necessary or desirable to reflect the circumstances of the event and to facilitate the continuation of the Awards.

5	Process for release of Shares

5.1.1

To the extent Shares subject to an Award cease to be subject to the transfer restriction under rule 2.8 (No transfer of Shares), the Company shall subject to rule 2.4 (Other documents) and 10.6 (Consents) procure that any nominee or other person holding the legal title to the Shares will transfer such legal title to the Shares (less any applicable deductions under rule 10.1 (Tax)) to the Participant as soon as reasonably practicable, save that the Company may make arrangements (on such terms as it shall notify to the Participant) for such Shares to continue to be held on behalf of the Participant.

5.1.2

Following an IPO or completion of a SPAC Transaction the Board may impose one or more fixed periods of time each year during which legal title to the Vested Shares may be transferred to Participants pursuant to rule 5.1.1 and/or during which Vested Shares may be sold by the Participant (a “Release Window”), and a condition of Shares ceasing to be subject to the transfer restriction in rule 2.8 (No transfer of Shares) in such case the Participant irrevocably agrees to be bound by such terms as the Board imposes in connection therewith.

6	Leaving the Group

6.1	General rule on leaving the Group

Unless the Board decides otherwise, on the date the Participant leaves the Group an Award will lapse and be forfeited to the extent it is not Vested.

An Award which has already Vested as at the date the Participant leaves the Group will normally continue in effect after leaving, in accordance with and subject to these rules.

6.2	Overseas transfer

If a Participant remains an Employee but is transferred to work in another country or changes tax residence status and, as a result, would suffer a tax disadvantage or become subject to restrictions on the ability to hold or deal in Awards, Shares or the proceeds of the sale of the Shares, the Board may decide that the Awards will Vest and/or the Shares under the Award will be released on a date it chooses before or after the transfer or change in status takes effect. The Award will Vest and/or the Shares will be released to the extent the Board permits and will lapse and be forfeited as to the balance unless the Board decides otherwise.

6.3	Meaning of “leaving the Group”

6.3.1

Subject to rule 6.3.2 and 6.3.3, a Participant will be treated as leaving the Group on the date the Participant is no longer an Employee of any Member of the Group or, if earlier, the date the Participant gives or receives notice of termination of employment pursuant to which the Employee will no longer be an Employee of any Member of the Group (whether or not such termination is or would be lawful), provided that:

(i)

the Board may determine that the Participant will be treated as leaving the Group on the date on which the Participant ceases employment with any Member of the Group or, if earlier, the date the Participant gives or receives notice of termination of any employment with any Member of the Group; and

(ii)

the Board may determine that the Participant will not be treated as leaving the Group if immediately following a cessation of employment pursuant to which the Participant is no longer an Employee of any Member of the Group the Participant holds an office with or otherwise provides services to any Member of the Group (and in which case rule 6.3.2 shall thereafter apply).

6.3.2

Subject to rule 6.3.3, where a Participant holds office with or provides services to any Member of the Group, but is not an Employee of any Member of the Group, they will be treated as leaving the Group on the date on which any arrangement under which they hold office with or provide services to any Member of the Group terminates or, unless the Board decides otherwise, on any earlier date on which either (i) notice terminating any such arrangement is given by either party (whether or not such termination is or would be lawful) or (ii) the Non-Employee ceases to provide services to any Member of the Group as determined by the Board, provided that the Board may determine that the Participant will not be treated as leaving the Group if immediately following any such cessation the Participant is an Employee of any Member of the Group (in which case rule 6.3.1 shall thereafter apply) or holds office with or is providing services to any Member of the Group (in which case this rule 6.3.2 shall thereafter apply by reference to such other office(s) or service(s)).

6.3.3

Where the reason by which (save for this rule 6.3.3) the Participant would be treated as leaving the Group is a Member of the Group of which the Participant is an Employee, with which they hold office or to which they provide services ceasing to a Member of the Group, the Board may determine that the Participant shall not be treated as leaving the Group by virtue thereof, and in which case the Board shall determine the conditions that shall thereafter apply to determine when the Participant shall be treated as leaving the Group.

7	Forfeiture event

7.1	Notwithstanding anything else in these rules, if the Board determines that any of the events in rule 7.2 has occurred:

7.1.1

to the extent an Award has not been released from the transfer restriction under rule 2.8 (No transfer of Shares) the Award will lapse and be forfeited in full (including to the extent Vested) or to such lesser extent as the Board may determine (and in which case additional conditions (including as to timing) may be imposed on the Vesting of an Award or release of Shares under an Award); and/or

7.1.2

to the extent the Shares subject to an Award have been released from the transfer restriction under rule 2.8 (No transfer of Shares), the Board may within the period of two years from the date on which any Shares subject to the Award are so released determine that the Participant must transfer to or to the order of the Company a number of Shares equal to such number of Shares (or any lesser number of Shares determined by the Board) or make a cash payment equal to the fair value of such number of Shares as at the date of the relevant release of Shares (calculated by the Board in such manner as it considers reasonable).

7.2	The events are that the Participant has, in the opinion of the Board:

7.2.1	committed an act of gross negligence, wilful misconduct or bad faith in respect of their obligations to any Member of the Group;

7.2.2	committed an act of fraud;

7.2.3	been convicted of a criminal offence that could result in a period of imprisonment and that causes or is reasonably likely to cause material adverse publicity or reputational harm to the Group;

7.2.4	been disqualified from or lost any licence or accreditation from any professional body that is necessary for the Participant to perform their duties to any Member of the Group; and/or

7.2.5

breached any confidentiality, non-competition, non-solicitation, non-deal or non-hire or other material provisions of the Participant’s employment agreement or other agreement with a Member of the Group (whether or not the obligations are legally enforceable and whether the breach occurs before or after termination of employment or of such other agreement).

8	Lapse and forfeiture of Awards

To the extent an Award (and/or the Shares subject to the Award) lapses and/or is forfeited under any rule or the terms of the Restricted Share Agreement, a Participant must transfer the interest in the Shares subject to the Award in accordance with the Restricted Share Agreement.

9	Changing and terminating the Plan

9.1.1	The Board may at any time change the Plan, including the terms of any existing Awards, in any way.

9.1.2	The Board may terminate the Plan at any time. Following termination no further Awards may be made but outstanding Awards will continue in effect.

10	General

10.1	Tax

10.1.1

Subject to applicable law, each Participant will be responsible for all taxes, social security contributions and other liabilities arising out of or in connection with, whether directly or indirectly, an Award or the acquisition, holding or disposal of Shares or the release of the Shares from any transfer or forfeiture restriction (the “Tax Liability”).

10.1.2	If the Company or any Member of the Group becomes liable, in any jurisdiction, to pay and/or or account for any Tax Liability:

(i)	the Participant indemnifies and agrees to keep indemnified the relevant Member of the Group in respect of such Tax Liability, and to pay such amount immediately on demand;

(ii)

authorises each Member of the Group to procure: (i) that an amount equal to its best estimate of the Tax Liability be deducted from any salary, fees or other payment due to the Participant (to the fullest extent permitted by law); and/or (ii) a sale of such number of the Shares acquired or held pursuant to the Award as are required to be sold in order to realise sale proceeds at least equal to the Member of the Group’s best estimate of the Tax Liability, and in each case to apply such amount in paying the Tax Liability to the revenue authority or in reimbursing any Member of the Group for any payment of any Tax Liability; and

(iii)

consents to the making of any such other arrangements for the payment of any Tax Liability and/or the reimbursement of any Member of the Group in respect the amount of any Tax Liability for which it accounted and/or paid to the revenue authority in any jurisdiction as are determined by the Board.

10.1.3

The Board may delay the release of any Shares from any transfer restriction under these rules or the Restricted Share Agreement until it is satisfied that arrangements are in place to satisfy the Participant’s obligations under this rule 10.1.

10.2	Terms of employment

10.2.1	This rule 10.2 may apply both during a Participant’s employment and after the termination of a Participant’s employment with a Member of the Group, whether or not the termination is or was lawful.

10.2.2

Nothing in the rules or the operation of the Plan forms part of the contract of employment of a Participant. The rights and obligations arising from the employment relationship between the Participant and the relevant Member of the Group are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

10.2.3

No person has a right to participate in the Plan. Participation in the Plan or Awards made on a particular basis in any year does not create any right to or expectation of participation in the Plan or Awards on the same basis, or at all, in any future year.

10.2.4	The terms of the Plan do not entitle any Participant to the exercise of any discretion in the Participant’s favour.

10.2.5

Participants will have no claim or right of action in respect of any decision, omission or discretion which may operate to their disadvantage even if it is unreasonable, irrational or might be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Employee and the employer, as the case may be.

10.2.6	No person has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

(i)	any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment with the Group);

(ii)	any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision;

(iii)	the operation, suspension, termination or amendment of the Plan.

10.3	Restricted securities

The Awards made to the Participants and the Shares subject to, and released from restrictions under, the Restricted Share Agreement (if any) in accordance with the Plan, have not been and will not be registered under the U.S. Securities Act of 1933 (as amended, the “Securities Act”) and, accordingly, the Awards are to be made and the Shares are to be issued to Participants resident in the United States only pursuant to an exemption from registration under the Securities Act. The Awards and the underlying Shares are thus “restricted securities” for U.S. federal securities law purposes and may not be pledged, reoffered or resold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

10.4	Board’s decisions final and binding

The decision of the Board on the interpretation of the Plan or in any dispute relating to an Award or matter relating to the Plan will be final and conclusive.

10.5	Currency conversion

The Board may use such currency exchange rate as it may reasonably determine for any purpose in connection with the Plan.

10.6	Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force. The Participant is responsible for complying with any requirements to obtain or avoid the necessity for any such consent.

10.7	Data protection

10.7.1

Subject to the rule 10.7.2, by participating in the Plan and accepting an Award, the Participant consents to the holding and processing of personal information the Participant provides to any Member of the Group, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i)	administering and maintaining Participant records;

(ii)	providing information to Members of the Group, trustees of any employee benefit trust, nominees, registrars, brokers or third-party administrators of the Plan;

(iii)	providing information to future purchasers or merger partners of the Company, the Participant’s employing company, or the business in which the Participant works;

(iv)	transferring information about the Participant to any country or territory that may not provide the same statutory protection for the information as the Participant’s home country.

10.7.2

The Participant is entitled to a copy of the personal information held about them, in accordance with legal requirements in some cases this may be subject to payment of a fee, and if anything is inaccurate the Participant has the right to have it corrected.

10.7.3

Where the processing of personal information about the Participant is subject to the EU’s General Data Protection Regulation (2016/679) (“GDPR”) or the UK GDPR, the legal basis for that processing is set out in the Company’s Privacy Notice which can be found on the Company’s intranet site and the basis is not the consent given under rule 10.7.1.

10.8	Notices

10.8.1

Any information or notice to a person who is or will be eligible to be a Participant under or in connection with the Plan may be posted, or sent by electronic means, in such manner to such address as the Company considers appropriate, including publication on any intranet.

10.8.2

Any information or notice to the Company or other duly appointed agent under or in connection with the Plan may be sent by post or transmitted to it at its registered office or such other place, and by such other means, as the Board or duly appointed agent may decide and notify Participants.

10.8.3

Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting. Notices sent by electronic means, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

10.9	Disclaimer of liability

Notwithstanding anything else in these rules, neither the Board, the Company nor any Member of the Group nor the Company’s shareholders shall under any circumstances be held liable for any costs, losses, expenses and damages whatsoever and howsoever arising in respect of any matter under or in connection with the Plan, including any delay in issuing or procuring the issue or transfer of Shares.

11	Governing law and jurisdiction

11.1.1	English law governs the Plan and all Awards and their construction.

11.1.2	The English courts have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.

Schedule 1 – Non-Employees

An Award granted to a Non-Employee will be granted under this Schedule. The terms of The Arrival Restricted Share Plan 2020 (the “Plan”) shall apply to Awards granted under this Schedule as if set out here in full save as varied by this Schedule.

1	Defined terms

In this Schedule capitalised terms shall have the meaning given in the rules of the Plan, save where otherwise defined herein, and “Non-Employee” means any person who: (i) is not an Employee or a Wider Group Employee; but (ii) who holds office with or otherwise provides services to any Member of the Group.

“Wider Group Employee” means an employee of the Company, any parent undertaking of the Company from time to time, and any undertaking which is a subsidiary undertaking of the Company or any such parent undertaking from time to time, and any company that is an associated company of the Company as determined in accordance with section 256 of the Companies Act 2006 from time to time.

2	Non-Employee Awards

Awards may be made under this Schedule to Non-Employees. The terms of the Plan shall apply to Awards granted under this Schedule as if set out here in full, save as expressly varied by this Schedule.

3	Malus and clawback

References to ‘the Participant’ in rule 7.2 (Forfeiture event) (which sets out the circumstances in which rule 7.1 can apply) will include any current or former employee or office holder of or any person who provides or has provided services to the Non-Employee.

4	Other

References in rule 10.2 (Terms of employment) and 10.7.1(iii) (Data protection) to the Participant’s “employment” or similar will apply as if they were references to the Participant’s provision of services or similar.

Schedule 2 – Wider Group Employee

An Award granted to a Wider Group Employee will be granted under this Schedule. The terms of The Arrival Restricted Share Plan 2020 (the “Plan”) shall apply to Awards granted under this Schedule as if set out here in full save as varied by this Schedule.

1	Defined terms

In this Schedule capitalised terms shall have the meaning given in the rules of the Plan, save where otherwise defined herein, and “Wider Group Employee” means any person who is not an employee of any Member of the Group, but is an employee of any Member of the Wider Group, where “Member of the Wider Group” shall means the Company, any parent undertaking of the Company from time to time, and any undertaking which is a subsidiary undertaking of the Company or any such parent undertaking from time to time, and any company that is an associated company of the Company as determined in accordance with section 256 of the Companies Act 2006 from time to time (and “Wider Group” means all of them).

2	Non-Employee Awards

Awards may be made under this Schedule to Wider Group Employees. The terms of the Plan shall apply to Awards granted under this Schedule as if set out here in full, save as expressly varied by this Schedule.

3	Application of the rules

For the purposes of Awards made under this Schedule any reference to a “Member of the Group” (or to the “Group”) in the rules of the Plan shall apply as if it were a reference to a “Member of the Wider Group” (or to the “Wider Group”) as referred to in paragraph 1 above.